Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	INVESTOR RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Communications and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FIRST QUARTER 2015 FINANCIAL RESULTS

Financial results impacted by anticipated price declines in pulp and paper

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	First quarter 2015 net earnings of $0.56 per share; earnings before items[1] of $0.75 per share
•	Announced an increase to quarterly dividend and share buyback program
•	Paper shipments increased 2.3% when compared to the fourth quarter 2014

Montreal, April 30, 2015 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $36 million ($0.56 per share) for the first quarter of 2015 compared to net earnings of $71 million ($1.10 per share) for the fourth quarter of 2014 and net earnings of $39 million ($0.60 per share) for the first quarter of 2014. Sales for the first quarter of 2015 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $48 million ($0.75 per share) for the first quarter of 2015 compared to earnings before items1 of $91 million ($1.41 per share) for the fourth quarter of 2014 and earnings before items1 of $42 million ($0.65 per share) for the first quarter of 2014.

First quarter 2015 items:

•	Closure and restructuring costs of $1 million ($1 million after tax);

•	Gain on disposal of property, plant and equipment of $1 million ($1 million after tax); and

•	Impairment of property, plant & equipment of $19 million ($12 million after tax).

Fourth quarter 2014 items:

•	Closure and restructuring costs of $25 million ($18 million after tax); and

•	Impairment of property, plant & equipment of $4 million ($2 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

First quarter 2014 items:

•	Closure and restructuring costs of $1 million ($1 million after tax); and

•	Negative impact of purchase accounting of $3 million ($2 million after tax).

Commenting on the first quarter results, John D. Williams, President and Chief Executive Officer, said “Results were impacted by anticipated price declines in pulp and paper. Nonetheless, our paper volumes were strong with good demand across most product groups; we operated at near capacity resulting in strong productivity which offset the impact of some weather related costs. During the quarter, we announced an increase to our share repurchase program and dividend which reflects our confidence in the execution of our growth strategy and continuing ability to generate cash flow.”

Mr. Williams added, “In Personal Care, we delivered another quarter of steady progress despite a $3 million currency headwind. Same currency sales increased 3% year over year while adult incontinence volumes grew mid-single digits. We also further advanced on production and in-source savings from our new manufacturing platform. I am pleased with our overall progress but we have more work to do to deliver the sales growth and cash productivity the business is capable of delivering.”

QUARTERLY REVIEW

As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation.

Operating income before items1 was $90 million in the first quarter of 2015 compared to an operating income before items1 of $115 million in the fourth quarter of 2014. Depreciation and amortization totaled $90 million in the first quarter of 2015.

			Previously Reported
(In millions of dollars)	1Q 2015	4Q 2014	4Q 2014
Sales	$1,348	$1,379	$1,379
Operating income (loss)
Pulp and Paper segment	75	88	76
Personal Care segment	10	11	12
Corporate	(14)	(13)	(2)

Total	71	86	86
Operating income before items[1]	90	115	115
Depreciation and amortization	90	93	93

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

The decrease in operating income before items1 in the first quarter of 2015 was the result of lower average selling prices for paper and pulp, higher raw materials costs and higher other costs. In addition, the fourth quarter of 2014 benefited from an insurance recovery of $11 million. These factors were partially offset by overall favorable exchange rates, better productivity in paper and lower costs for planned maintenance.

When compared to the fourth quarter of 2014, manufactured paper shipments were up 2.3% and pulp shipments decreased 5.4%. The shipments-to-production ratio for paper was 100% in the first quarter of 2015, compared to 101% in the fourth quarter of 2014. Paper inventories increased by 5,000 tons while pulp inventories increased by 14,000 metric tons in the first quarter of 2015 when compared to the fourth quarter of 2014.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $127 million and capital expenditures were $70 million, resulting in free cash flow1 of $57 million for the first quarter of 2015. Domtar’s net debt-to-total capitalization ratio1 stood at 30% at March 31, 2015 compared to 29% at December 31, 2014.

During the quarter, Domtar repurchased $13 million of common stock under its stock repurchase program.

OUTLOOK

Domtar paper shipments are expected to trend with market demand but our paper shipments should benefit from lower import volumes in North America. The second quarter is expected to be affected by seasonally higher maintenance activity in our pulp business and most input costs should return to more normal levels for the remainder of the year. Personal Care results are expected to benefit from market growth, cost savings from the new manufacturing platform and favorable oil-based input costs.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its first quarter 2015 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free – North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its second quarter 2015 earnings results on July 30, 2015 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products, including communication papers, specialty and packaging papers, and absorbent hygiene products. The foundation of our business is a network of world-class wood fiber-converting assets that produce papergrade, fluff and specialty pulp. The majority of our pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer and manufacturer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice®, EarthChoice® and Xerox® Paper and Specialty Media. Domtar is also a marketer and producer of a broad line of absorbent hygiene products marketed primarily under the Attends®, IncoPack® and Indasec® brand names. In 2014, Domtar had sales of $5.6 billion from some 50 countries. The Company employs approximately 9,800 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2014 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended March 31 2015	Three months ended March 31 2014
	(Unaudited)
	$	$
Selected Segment Information
Sales
Pulp and Paper	1,146	1,168
Personal Care	218	233

Total for reportable segments	1,364	1,401
Intersegment sales – Pulp and Paper	(16)	(7)

Consolidated sales	1,348	1,394

Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	74	83
Personal Care	16	16

Total for reportable segments	90	99
Impairment and write-down of property, plant and equipment – Pulp and Paper	19	—

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	109	99

Operating income (loss)[1]
Pulp and Paper	75	89
Personal Care	10	14
Corporate	(14)	(24)

Consolidated operating income	71	79
Interest expense, net	26	25

Earnings before income taxes	45	54
Income tax expense	9	15

Net earnings	36	39

Per common share (in dollars)
Net earnings
Basic	0.56	0.60
Diluted	0.56	0.60
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	63.8	64.9
Diluted	63.9	65.0

Cash flows provided from operating activities	127	141
Additions to property, plant and equipment	70	45

[1]

As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation. (Previously reported numbers for Operating income (loss) are as follows; Pulp and Paper: $69M, Personal Care: $15M, Corporate: $(5)M).

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended March 31 2015	Three months ended March 31 2014
	(Unaudited)
	$	$
Sales	1,348	1,394
Operating expenses
Cost of sales, excluding depreciation and amortization	1,062	1,103
Depreciation and amortization	90	99
Selling, general and administrative	100	114
Impairment and write-down of property, plant and equipment	19	—
Closure and restructuring costs	1	1
Other operating loss (income), net	5	(2)

	1,277	1,315

Operating income	71	79
Interest expense, net	26	25

Earnings before income taxes	45	54
Income tax expense	9	15

Net earnings	36	39

Per common share (in dollars)
Net earnings
Basic	0.56	0.60
Diluted	0.56	0.60
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	63.8	64.9
Diluted	63.9	65.0

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 31 2015	December 31 2014
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	183	174
Receivables, less allowances of $10 and $6	660	628
Inventories	704	714
Prepaid expenses	28	25
Income and other taxes receivable	12	54
Deferred income taxes	78	75

Total current assets	1,665	1,670
Property, plant and equipment, at cost	8,726	8,909
Accumulated depreciation	(5,731)	(5,778)

Net property, plant and equipment	2,995	3,131
Goodwill	537	567
Intangible assets, net of amortization	612	661
Other assets	151	156

Total assets	5,960	6,185

Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	6	10
Trade and other payables	697	721
Income and other taxes payable	39	26
Long-term debt due within one year	169	169

Total current liabilities	911	926
Long-term debt	1,179	1,181
Deferred income taxes and other	790	810
Other liabilities and deferred credits	370	378
Shareholders' equity
Common stock	1	1
Additional paid-in capital	2,000	2,012
Retained earnings	1,155	1,145
Accumulated other comprehensive loss	(446)	(268)

Total shareholders' equity	2,710	2,890

Total liabilities and shareholders' equity	5,960	6,185

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Three months ended March 31 2015	Three months ended March 31 2014
	(Unaudited)
	$	$
Operating activities
Net earnings	36	39
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	90	99
Deferred income taxes and tax uncertainties	(15)	—
Impairment and write-down of property, plant and equipment	19	—
Net gain on disposal of property, plant and equipment	(1)	—
Stock-based compensation expense	2	1
Other	(1)	3
Changes in assets and liabilities, excluding the effects of acquisition of business
Receivables	(44)	9
Inventories	(12)	(14)
Prepaid expenses	2	3
Trade and other payables	(10)	(23)
Income and other taxes	55	20
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	2	(2)
Other assets and other liabilities	4	6

Cash flows provided from operating activities	127	141

Investing activities
Additions to property, plant and equipment	(70)	(45)
Proceeds from disposal of property, plant and equipment	1	—
Acquisition of business, net of cash acquired	—	(546)

Cash flows used for investing activities	(69)	(591)

Financing activities
Dividend payments	(24)	(18)
Net change in bank indebtedness	(4)	(8)
Change in revolving bank credit facility	—	(80)
Proceeds from receivables securitization facilities	—	90
Payments on receivables securitization facilities	—	(58)
Repayment of long-term debt	(1)	—
Stock repurchase	(13)	—
Other	1	1

Cash flows used for financing activities	(41)	(73)

Net increase (decrease) in cash and cash equivalents	17	(523)
Impact of foreign exchange on cash	(8)	(2)
Cash and cash equivalents at beginning of period	174	655

Cash and cash equivalents at end of period	183	130

Supplemental cash flow information
Net cash payments for:
Interest	27	22
Income taxes refund, net	(23)	(1)

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2015	2014
			Q1	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings
	Net earnings	($)	36	39	40	281	71	431
(+)	Impairment and write-down of property, plant and equipment	($)	12	—	—	—	2	2
(+)	Closure and restructuring costs	($)	1	1	—	2	18	21
(-)	Net gain on disposal of property, plant and equipment	($)	(1)	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	2	—	—	—	2
(-)	Alternative fuel tax credits	($)	—	—	—	(18)	—	(18)
(-)	Internal Revenue Service audit settlement items	($)	—	—	—	(204)	—	(204)
(=)	Earnings before items	($)	48	42	40	61	91	234
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	63.9	65.0	65.1	64.9	64.4	64.9
(=)	Earnings before items per diluted share	($)	0.75	0.65	0.61	0.94	1.41	3.61

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings
	Net earnings	($)	36	39	40	281	71	431
(+)	Income tax expense (benefit)	($)	9	15	13	(186)	(12)	(170)
(+)	Interest expense, net	($)	26	25	26	25	27	103
(=)	Operating income	($)	71	79	79	120	86	364
(+)	Depreciation and amortization	($)	90	99	96	96	93	384
(+)	Impairment and write-down of property, plant and equipment	($)	19	—	—	—	4	4
(-)	Net gain on disposal of property, plant and equipment	($)	(1)	—	—	—	—	—
(=)	EBITDA	($)	179	178	175	216	183	752
(/)	Sales	($)	1,348	1,394	1,385	1,405	1,379	5,563
(=)	EBITDA margin	(%)	13%	13%	13%	15%	13%	14%
	EBITDA	($)	179	178	175	216	183	752
(-)	Alternative fuel tax credits	($)	—	—	—	(18)	—	(18)
(+)	Closure and restructuring costs	($)	1	1	—	2	25	28
(+)	Impact of purchase accounting	($)	—	3	—	—	—	3
(=)	EBITDA before items	($)	180	182	175	200	208	765
(/)	Sales	($)	1,348	1,394	1,385	1,405	1,379	5,563
(=)	EBITDA margin before items	(%)	13%	13%	13%	14%	15%	14%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	127	141	104	203	186	634
(-)	Additions to property, plant and equipment	($)	(70)	(45)	(56)	(56)	(79)	(236)
(=)	Free cash flow	($)	57	96	48	147	107	398

“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	6	8	15	3	10
(+)	Long-term debt due within one year	($)	169	15	7	170	169
(+)	Long-term debt	($)	1,179	1,490	1,410	1,202	1,181
(=)	Debt	($)	1,354	1,513	1,432	1,375	1,360
(-)	Cash and cash equivalents	($)	(183)	(130)	(85)	(134)	(174)
(=)	Net debt	($)	1,171	1,383	1,347	1,241	1,186
(+)	Shareholders' equity	($)	2,710	2,771	2,826	2,938	2,890
(=)	Total capitalization	($)	3,881	4,154	4,173	4,179	4,076
	Net debt	($)	1,171	1,383	1,347	1,241	1,186
(/)	Total capitalization	($)	3,881	4,154	4,173	4,179	4,076
(=)	Net debt-to-total capitalization	(%)	30%	33%	32%	30%	29%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2015

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

					Pulp and Paper					Personal Care					Corporate					Total
					Q1’15	Q2’15	Q3’15	Q4’15	YTD	Q1’15	Q2’15	Q3’15	Q4’15	YTD	Q1’15	Q2’15	Q3’15	Q4’15	YTD	Q1’15	Q2’15	Q3’15	Q4’15	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)(1)	($	)		75	—	—	—	75	10	—	—	—	10	(14)	—	—	—	(14)	71	—	—	—	71
(+)	Impairment and write-down of property, plant and equipment	($	)		19	—	—	—	19	—	—	—	—	—	—	—	—	—	—	19	—	—	—	19
(-)	Net gain on disposal of property, plant and equipment	($	)		—	—	—	—	—	—	—	—	—	—	(1)	—	—	—	(1)	(1)	—	—	—	(1)
(+)	Closure and restructuring costs	($	)		—	—	—	—	—	1	—	—	—	1	—	—	—	—	—	1	—	—	—	1
(=)	Operating income (loss) before items	($	)		94	—	—	—	94	11	—	—	—	11	(15)	—	—	—	(15)	90	—	—	—	90
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($	)		94	—	—	—	94	11	—	—	—	11	(15)	—	—	—	(15)	90	—	—	—	90
(+)	Depreciation and amortization	($	)		74	—	—	—	74	16	—	—	—	16	—	—	—	—	—	90	—	—	—	90
(=)	EBITDA before items	($	)		168	—	—	—	168	27	—	—	—	27	(15)	—	—	—	(15)	180	—	—	—	180
(/)	Sales	($	)		1,146	—	—	—	1,146	218	—	—	—	218	—	—	—	—	—	1,364	—	—	—	1,364
(=)	EBITDA margin before items		(	%)	15%	—	—	—	15%	12%	—	—	—	12%	—	—	—	—	—	13%	—	—	—	13%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)

As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2014

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1’14	Q2’14	Q3’14	Q4’14	YTD	Q1’14	Q2’14	Q3’14	Q4’14	YTD	Q1’14	Q2’14	Q3’14	Q4’14	YTD	Q1’14	Q2’14	Q3’14	Q4’14	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)(2)	($)	89	74	119	88	370	14	12	12	11	49	(24)	(7)	(11)	(13)	(55)	79	79	120	86	364
(-)	Alternative fuel tax credits	($)	—	—	(18)	—	(18)	—	—	—	—	—	—	—	—	—	—	—	—	(18)	—	(18)
(+)	Closure and restructuring costs	($)	—	—	2	25	27	1	—	—	—	1	—	—	—	—	—	1	—	2	25	28
(+)	Impact of purchase accounting	($)	—	—	—	—	—	3	—	—	—	3	—	—	—	—	—	3	—	—	—	3
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	4	4	—	—	—	—	—	—	—	—	—	—	—	—	—	4	4
(=)	Operating income (loss) before items	($)	89	74	103	117	383	18	12	12	11	53	(24)	(7)	(11)	(13)	(55)	83	79	104	115	381
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	89	74	103	117	383	18	12	12	11	53	(24)	(7)	(11)	(13)	(55)	83	79	104	115	381
(+)	Depreciation and amortization	($)	83	79	79	78	319	16	17	17	15	65	—	—	—	—	—	99	96	96	93	384
(=)	EBITDA before items	($)	172	153	182	195	702	34	29	29	26	118	(24)	(7)	(11)	(13)	(55)	182	175	200	208	765
(/)	Sales	($)	1,168	1,160	1,186	1,160	4,674	233	234	231	230	928	—	—	—	—	—	1,401	1,394	1,417	1,390	5,602
(=)	EBITDA margin before items	(%)	15%	13%	15%	17%	15%	15%	12%	13%	11%	13%	—	—	—	—	—	13%	13%	14%	15%	14%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On January 2, 2014, the Company acquired 100% of the shares of Laboratorios Indas, S.A.U. in Spain.

(2)

As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2015	2014
		Q1	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,146	1,168	1,160	1,186	1,160	4,674
Operating income(a)	($)	75	89	74	119	88	370
Depreciation and amortization	($)	74	83	79	79	78	319
Impairment and write-down of property, plant and equipment	($)	19	—	—	—	4	4
Paper
Paper Production	('000 ST)	808	801	786	758	777	3,122
Paper Shipments – Manufactured	('000 ST)	804	804	779	776	786	3,145
Communication Papers	('000 ST)	669	678	647	649	661	2,635
Specialty and Packaging	('000 ST)	135	126	132	127	125	510
Paper Shipments – Sourced from 3rd parties	('000 ST)	35	50	42	47	34	173
Paper Shipments – Total	('000 ST)	839	854	821	823	820	3,318
Pulp
Pulp Shipments(b)	('000 ADMT)	350	318	336	367	370	1,391
Hardwood Kraft Pulp	(%)	9%	12%	11%	12%	11%	12%
Softwood Kraft Pulp	(%)	65%	58%	63%	63%	60%	61%
Fluff Pulp	(%)	26%	30%	26%	25%	29%	27%
Personal Care Segment
Sales	($)	218	233	234	231	230	928
Operating income(a)	($)	10	14	12	12	11	49
Depreciation and amortization	($)	16	16	17	17	15	65
Average Exchange Rates	$US / $CAN	1.241	1.103	1.091	1.089	1.136	1.105
	$CAN / $US	0.806	0.906	0.917	0.918	0.881	0.906
	€EUR / $US	1.126	1.370	1.371	1.324	1.249	1.329

(a)	As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation.

(b)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.

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